UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 3, 2023


NuGenerex Immuno-Oncology, Inc.

(Exact name of registrant as specifed in its charter)


Delaware

(State or other jurisdiction of incorporation)

000-56153

(Commission File Number)

04-3208418

(IRS Employer Identification No.)

10102 USA TODAY WAY, Miramar, Florida
33025

(Address of principal executive offices)(Zip Code)

(214) 385-8997

Registrant's telephone number, including area code


(Former name or former address, if changed since last report.) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425
under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12
under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Trading Symbol(s)
Name of each exchange on which registered
Common Stock
N/A
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities
Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act



Section 5 - Corporate Governance and Management Item

Item 5.01 Changes in Control of Registrant.
If, to the knowledge of the registrant's board of directors, a committee of the board of directors or authorized officer or officers of the registrant, a change in control of the registrant has occurred, furnish the following information:

(1) the identity of the person(s) who acquired such control;
* Beijing Youfeng Biological Technology Co., Ltd.

(2) the date and a description of the transaction(s) which resulted in the change in control;
* Pursuant to and in accordance with an order of the United States Bankruptcy Court, Southern District of Florida, Fort Lauderdale Division and a modified equity purchase agreement between
Beijing Youfeng Biological Technology Co., Ltd.
and the Chapter 7 Trustee for Generex Biotechnology
Corporation, Beijing Youfeng Biological
Technology Co., Ltd.
acquired a majority of the
issued and outstanding voting and equity securities in the capital of
NuGenerex Immuno-Oncology, Inc. on March 3, 2023.

(3) the basis of the control, including the percentage of voting securities of the registrant now beneficially owned directly or indirectly by the person(s) who acquired control;
* Beijing Youfeng Biological Technology Co., Ltd.
owns 64,153,151 common stock shares
of NuGenerex Immuno-Oncology, Inc. (approximately 63.96%) and 100,000 shares, or 100%, of its Series A Super Voting Preferred Stock.

(4) the amount of the consideration used by such person(s);
* Per the Sale Order by the United States
Bankruptcy Court, Southern District of Florida, Fort Lauderdale Division on February 7, 2023, Beijing Youfeng
Biological Technology Co., Ltd. and the Chapter 7 Trustee allocate the purchase price of $3.35 million for the equity and assigned claims of Generex Biotechnology Corporation such as they agree.

(5) the source(s) of funds used by the person(s); and
* Beijing Youfeng Biological Technology Co., Ltd.


(6) the identity of the person(s) from whom control was assumed;
* Beijing Youfeng Biological Technology Co.,
Ltd. assumed control from the Trustee,
Marc P. Barmat of the United States
Bankruptcy Court, Southern District of Florida,
Fort Lauderdale Division, who took
control of Generex Biotechnology Corporation's shares of NuGenerex Immuno-Oncology, Inc.
in its involuntary Chapter 7 bankruptcy.

(7) any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters;
* None.

Item 5.07 Submission of Matters to a Vote of Security Holders.

If any matter was submitted to a vote of security holders, through the solicitation of proxies or otherwise, provide the following information:

(a) The date of the meeting and whether it was an annual or special meeting. This information must be provided only if a meeting of security holders was held.
* March 15, 2023; an election of directors took place without a meeting, through the written consent of the majority shareholder.

(b) If the meeting involved the election of directors, the name of each director elected at the meeting, as well as a brief description of each other matter voted upon at the meeting;
* XiaoYan (Maggie) Wang, Feng (Anthony) Wang and Kevin McGovern were elected as the new directors of NGIO without a meeting, through the written consent of the majority shareholder dated March 15, 2023, in accordance with Sec. 228(a) of the Delaware General
Corporation Law. No proxies were solicited.

(c) A description of the terms of any settlement between the registrant and any other participant terminating any solicitation subject to Rule 14a-12(c), including the cost or anticipated cost to the registrant.
Not applicable

(d) No later than one hundred fifty calendar days after the end of the annual or other meeting of shareholders at which shareholders voted on the frequency of shareholder votes on the compensation of executives as required by section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1), but in no event later than sixty calendar days prior to the deadline for submission of shareholder proposals under 240.14a-8, as disclosed in the registrant's most recent proxy statement for an annual or other meeting of shareholders relating to the election of directors at which shareholders voted on the frequency of shareholder votes on the compensation of executives as required by section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C. 78n-1(a)(2)),
by amendment to the most recent
Form 8-K filed pursuant to (b) of this Item, disclose the company's decision in light of such vote as to how frequently the company will include a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.
Not applicable

Section 8 - Other Events Item 8.01 Other Events.
* NuGenerex Immuno-Oncology, Inc.
has new ownership and a new majority shareholder.
Under Delaware law, the majority shareholder determined on March 15, 2023, without a meeting and with written notice, to remove each of NuGenerex Immuno-Oncology, Inc.'s directors and appoint a new board of directors.

* NuGenerex Immuno-Oncology, Inc.'s new board of directors held its first meeting on March 21, 2023, and determined by unanimous written consent to remove all of the executive officers, with the exception of Dr. Eric von
Hofe, Ph.D., and appoint the following  officers:
o Feng (Anthony) Wang:
CEO, Secretary and Treasurer;
o Dr. Eric von Hofe:
President and Chief Scientific Officer.

SIGNATURES

Pursuant to the requirements of
the Securities Exchange Act of 1934,
the registrant has duly caused
this report to be signed on its behalf
by the undersigned hereunto
duly authorized.


NuGenerex Immuno-Oncology, Inc.
(Registrant)

Date April 6, 2023

(Signature)*
Feng (Anthony) Wang, Chief Executive Officer

*Print name and title of the
signing officer under his signature.